Exhibit 99.4

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Comtech Telecommunications Corp.

to Acquire TeleCommunication Systems, Inc. in a

$430.8 Million Strategic and Cash Accretive Transaction

Creates Scale and More Diversified Earnings
Provides Entry into Growing Commercial Markets
Enhances Position with Existing Customers
Generates Meaningful Cost Synergies

Employee Questions and Answers

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this document contains forward-looking statements regarding Comtech Telecommunications Corp. (“Comtech”), including but not limited to, information relating to Comtech’s future performance and financial condition, plans and objectives of Comtech’s management and Comtech’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of Comtech’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisition of Telecommunication Systems, Inc. (“TCS”) may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied or the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the risk that requisite regulatory approvals will not be obtained; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships or retain key personnel; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and Comtech’s performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions; risks associated with Comtech’s legal proceedings and other matters; risks associated with Comtech’s obligations under its revolving credit facility; and other factors described in Comtech’s and TCS’s filings with the SEC.

Certain information in this document contains forward-looking statements regarding TCS, including, but not limited to, the expected timing of the completion of the transaction and the benefits of the transaction to TCS stockholders. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on any forward-looking statements. Due to known and unknown risks, actual results may differ from expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effect of the announcement of the tender offer and related transactions on the business relationships of TCS (including partners, customers and suppliers), operating results and business generally; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require TCS to pay a termination fee of $10.2 million; the outcome of any legal proceedings that may be instituted against TCS or Comtech related to the merger agreement or any of the transactions contemplated by the merger agreement; uncertainties as to the number of TCS stockholders who may tender their TCS common stock in the tender offer; the failure to satisfy the conditions to completion of the merger and the tender offer, including the receipt of all regulatory approvals related to the transactions; the failure of Comtech to consummate its necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations of TCS and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; as well as those risks and uncertainties described from time to time in reports and public filings with the SEC made by TCS and Comtech.

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Employee Questions and Answers

1.	How will this transaction benefit employees?

•	This transaction is important to employees of both companies. We believe that the combination of two great companies will allow us to invest in new technologies and enable us to provide employees of both companies with a broader range of career opportunities.

2.	Will there be any layoffs as a result of the transaction?

•	Comtech and TCS will remain independent companies until the merger closes. Comtech does not anticipate cancelling any product lines after the acquisition is completed, and intends to support all products, solutions and customers world-wide. Obviously, employees from both companies will be critical to the success of the combination and we believe there will be more opportunities for employees of both companies to advance their careers as we work to achieve that success.

•	Although we anticipate that some redundant functions will be eliminated, the growth of the combined companies is expected to result in a net increase in jobs.

•	While it is premature to discuss specifics now, we will be working together at the appropriate time to assemble an integration team that will begin identifying how to best build upon each company’s strengths and most effectively bring our companies together. We intend to provide future communication regarding the specifics of integration plans as we gain better visibility on the timeline for the completion of the transaction.

3.	How will this transaction affect my benefits?

•	During the integration planning stages, Comtech will perform a comprehensive review of all benefit plans and will provide further communication to TCS employees.

•	As a combined company, we expect to continue to offer a comprehensive and competitive compensation and benefits package for employees of both companies that will allow us to continue to attract and retain the talent needed to drive success.

•	Any benefit plan changes will be communicated in advance so that employees can consider their personal situations in light of those changes.
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4.	After the transaction closes, what will the combined company be called?

•	Although the combined company will be called Comtech, we intend to retain and leverage each company’s strong brand names.

5.	Who will lead the combined company and will the Company’s headquarters be moved to Maryland or stay in New York?

•	The headquarters of the combined company will be in Melville, New York, Comtech’s corporate headquarters, under the leadership of Comtech CEO and President, Stan Sloane, and SVP and CFO, Michael Porcelain. We look forward to working with the entire senior management of TCS to make this acquisition a success, and are not planning to make changes in the leadership of TCS’s business operations.

•	During our due diligence review of TCS’s business, we have met with many members of TCS’s senior management and a number of other TCS employees, and have been very impressed. TCS has an impressive company-wide IT infrastructure, including its enterprise resource planning system and customer relations management system. We expect to leverage this infrastructure for Comtech’s existing businesses.

6.	What can employees expect in the interim?

•	It will be business as usual. TCS’s senior management will make all decisions related to TCS’s business until the merger closes.

•	Until then, TCS and Comtech will remain separate and independent companies. We all need to remain focused on achieving our goals and serving our customers with the same passion and dedication that they expect and deserve. We intend to update employees from time to time as we move toward completion of the transaction. In the meantime, we are counting on all of you to continue, as always, to provide our customers with market-leading solutions and services.

7.	Should I be speaking to my counterpart at the other company?

•	Until the transaction closes, it is business as usual. You should not contact any employee at the other company unless you are requested to do so by your supervisor.
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8.	How will this transaction affect our relationship with our customers?

•	We believe that the transaction will be beneficial to all of our customers. We will be able to offer a broader range of products and services to our customers, and will have additional resources, primarily talented employees, to invest in innovative products and services.

•	After permission is received from each respective CEO, Comtech and TCS sales teams will soon call and email their respective customers separately to inform them of this news and help address any questions. We will be sharing with our customers our enthusiasm for the many benefits to them of this transaction.

9.	What should I do if I receive a call from a reporter or analyst asking for information about the acquisition?

•	We caution you that there are securities and other laws and regulations that may apply to communications about this transaction. As such, we are strongly discouraging employees from making statements to the press, securities analysts, and the media without prior authorization of your senior management.

•	If contacted by the press, securities analysts or the media, please inform your local subsidiary President or supervisor.

10.	Where can employees obtain additional information?

•	Many of the details regarding how the combined companies will operate are still being worked out. As plans are developed, we will strive to keep you up to date. In the interim, your manager and Human Resource representative will be available to address questions you may have.
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Additional Information About the Tender Offer

The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of TCS. At the time the tender offer is commenced, Comtech and its wholly owned subsidiary, Typhoon Acquisition Corp., intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and TCS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Comtech, Typhoon Acquisition Corp. and TCS intend to mail these documents to the stockholders of TCS. THESE DOCUMENTS, EACH AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND TCS STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Stockholders of TCS will be able to obtain a free copy of these documents (when they become available) and other documents filed by TCS, Comtech or Typhoon Acquisition Corp. with the SEC at the website maintained by the SEC at www.sec.gov. Stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase, or from Comtech by directing a written request to: Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York 11747, Attention: Investor Relations.

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